Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS

Conference Call to be Webcast Today at 2:30 p.m. Pacific Time

SAN DIEGO, February 3, 2010 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home entertainment, today reported its fourth quarter and fiscal year results for the period ended December 31, 2009. Entropic reported fourth quarter net revenues of $35.1 million, an increase of 13 percent compared with $31.0 million in the third quarter of 2009 and an increase of 19 percent compared to $29.5 million reported in the fourth quarter of 2008.

In accordance with U.S. generally accepted accounting principles (GAAP), the company’s fourth quarter net income was $1.0 million, or $0.01 per share (basic and diluted). This compares with GAAP net loss of $1.2 million, or ($0.02) per share (basic and diluted) in the third quarter of 2009. Non-GAAP net income in the fourth quarter was $3.6 million, or $0.05 per share (basic and diluted), compared to non-GAAP net income of $1.4 million, or $0.02 per share (basic and diluted) in the third quarter of 2009.

Net revenues for the year ended December 31, 2009 were $116.3 million, a decrease of 20 percent from the $146.0 million reported for the year ended December 31, 2008. Net loss computed in accordance with GAAP for the year ended December 31, 2009 was $13.2 million, or ($0.19) per share (basic and diluted), compared with GAAP net loss of $136.4 million, or ($2.01) per share (basic and diluted), for the year ended December 31, 2008. Non-GAAP net income for the year ended December 31, 2009 was $0.1 million, or breakeven on a per share basis (basic and diluted), compared to non-GAAP net income of $2.8 million, or $0.04 per share (basic and diluted) for the year ended December 31, 2008.

“We were pleased to once again see a strong increase in quarter-over-quarter revenue and further diversification of our business,” said Patrick Henry, president and CEO of Entropic Communications. “Our continued focus on cost containment along with solid revenue growth allowed us to achieve a record level of net income this quarter. Historically, Entropic’s revenue was primarily derived from Verizon’s FiOS deployment, however we are now moving into our second wave of growth based on new Pay-TV service provider deployments of MoCA with DIRECTV and cable MSOs, expansion of our DBS-ODU footprint at DIRECTV and internationally, and increased traction in our tuner product line.”

	Three Months ended			Years ended Dec. 31,
(In millions, except per share data)	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008	2009	2008
Net revenues[1]	$35.1	$31.0	$29.5	$116.3	$146.0
GAAP net income (loss)	$1.0	$(1.2)	$(118.9)	$(13.2)	$(136.4)
GAAP net income (loss) per share (basic and diluted)	$0.01	$(0.02)	$(1.74)	$(0.19)	$(2.01)

Non-GAAP net income (loss)[1]	$3.6	$1.4	$(0.4)	$0.1	$2.8
Non-GAAP net income (loss) per share[1]	$0.05	$0.02	$(0.01)	$0.0	$0.04

1.	Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

-more-

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS

Recent Highlights

Deployments

•

Announced Entropic silicon has been selected by DIRECTV, the world’s largest DBS service provider, for integration into set-top boxes (STBs) that deliver a new-generation of coax-based networking capabilities such as multi-room viewing. By adopting Entropic’s field-proven technology based on the Multimedia over Coax Alliance (MoCA) standard, DIRECTV will soon enable its subscriber base of 18 million to easily share high-quality, high-definition digital entertainment and data throughout the home over the existing coax cable infrastructure. Deployments are expected to begin in the first quarter of 2010. DIRECTV is the first satellite operator to deploy MoCA enabled technology and its selection is indicative of the growing adoption of MoCA over competing technologies for the cable, telco and satellite markets.

•

Announced Entropic silicon has been selected by Pace Americas for its Network Attached Storage (NAS) device, a key piece in Pace’s new Home Content Sharing solution, which is in field trials with cable operators including Buckeye Cablevision. Pace’s Home Content Sharing solution represents a new paradigm in multi-room DVR (MR-DVR) by providing centralized storage that enables multiple non-DVR STBs in the home to access and share recorded content. The initial group of cable operators and industry cooperatives working with Pace opens up a target market of up to 26 million subscribers for this new technology.

Technology/Partner/Customer News

•

Announced Skyworth, a leading Chinese set-top box and TV manufacturer, has selected Entropic’s Broadband Access solution to develop an Ethernet over Coax (EoC) solution that will deliver high performance, scalable “last kilometer” connectivity to multiple dwelling unit (MDU) apartments in mainland China. Skyworth showcased the EoC solution during the International CATV Technology Conference (ICTC) held October 26 through October 28, 2009 in Hangzhou, China.

•

Announced Advanced Digital Broadcast (ADB), a leading supplier of technology to the global digital television industry, introduced the industry’s first MoCA® 1.1 certified cable set-top box. Powered by Entropic’s EN2210/EN1010, MoCA compliant chipset, the ADB-6882CDMX is designed specifically for Multiple System Operators (MSOs) to offer new home networking options to their subscribers.

•

Partnered with Wistron NeWeb (WNC), an industry leader in the design and manufacturing of advanced wireless communications, to showcase the WNC 4-Port Ethernet-to-Coax Bridge (ECB) using MoCA home networking technology at the Consumer Electronics Show in Las Vegas, Nevada, January 7-10, 2010. The WNC 4-Port MoCA Bridge makes it possible for consumers to connect an entire home theater to the Internet using the existing coax cable within the home. The ECBs are currently in production and are expected to be available to consumers via retail outlets in the second half of 2010.

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS

•

Partnered with Atheros to demonstrate the ease with which two technologies can coexist to distribute multimedia to any room of the home. This marks a joint collaboration between two leading home networking companies to show that Entropic’s MoCA offerings and Atheros’ HomePlug solutions are already able to adequately serve the needs of operators and consumers for delivering multimedia content. Standardization of next-generation technologies is underway and there is no need to produce a completely new standard that does not provide backward interoperability with these existing market leading solutions.

•

Entropic had the distinct honor of being the only exhibitor on the show floor of CES 2010 to host a public demonstration of the RVU Remove User Interface (RUI) technology using equipment provided by DIRECTV. RVU is an industry alliance developing a standard for enabling set-top receivers to access, view and control content in other set-top receivers and provides a robust platform for a uniform and consistent user experience.

Recognition

•

Patrick Henry was named Most Admired CEO by the San Diego Business Journal. The publication’s judging committee credited Henry’s steadfast leadership skills, enthusiasm and determination as he shepherded the company from an early stage startup to a thriving, publicly traded company that continues to build on its mission as the leader in enabling connected home entertainment solutions.

•

Entropic’s third-generation, MoCA 1.1 compliant, single-chip solution, the EN2510, has received a 2009 TMCnet.com Cable Product of the Year Award from Technology Marketing Corporation (TMC). “Entropic has proven they are committed to quality and excellence while addressing real needs in the marketplace,” said Rich Tehrani, CEO, TMC. “We’re proud to honor their accomplishments in the advancement of the cable technology industry.”

For More Information

Entropic management will be holding a conference call today, February 3, 2010, at 2:30 p.m. Pacific Time/5:30 p.m. Eastern Time to discuss the company’s results for the fourth quarter of fiscal 2009 and to provide guidance for the first quarter of fiscal 2010. You may access the conference call via any of the following:

Teleconference:	719-325-4784

Conference ID:	2228144

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	719-457-0820

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS

About Entropic Communications

Entropic Communications, Inc. (Nasdaq:ENTR) is a leading fabless semiconductor company that is engineering the future of connected home networking and entertainment by providing next-generation silicon and software technologies to the world’s leading cable, telecommunications and satellite service providers, OEMs and consumer electronic manufacturers. As a co-founder of MoCA (Multimedia over Coax Alliance), Entropic pioneered and continues to evolve the way high-definition television-quality video and other multimedia and digital content such as movies, music, games and photos are brought into and delivered throughout the home. For more information, visit Entropic at www.entropic.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: net income (loss) and net income (loss) per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of, among others, all forms of stock-based compensation, non-cash acquired intangibles amortization and impairment charges, and restructuring charges (benefits), and their related affects on the number of diluted shares used in calculating non-GAAP earnings (loss) per share.

Management uses these non-GAAP financial measures to manage the company’s business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the company’s board of directors, (ii) evaluate the company’s operating performance, (iii) compare the company’s performance to internal forecasts, and (iv) manage the company’s business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the company’s operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the company’s ongoing operational performance.

The non-GAAP financial measures disclosed by the company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding our expectations for future revenue and earnings growth, as well as additional product deployments and customer traction and diversification, our belief that our product portfolio and roadmap substantiates a compelling long-term growth strategy, and the anticipated benefits from various businesses, collaborations and partnerships. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers and service providers for a substantial portion of our revenues; risks that the market for HD video and other multi-media content delivery and networking solutions will not develop as we expect; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA- compliant chipsets; risks associated with timely development and introduction of new or enhanced products; risks that our collaborations and partnerships will not yield their anticipated benefits; risks associated with adverse U.S. and international economic conditions; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media Contacts:

Angela Edgerton

The Ardell Group

858.792.2941

angela@ardellgroup.com

# # #

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for share information and footnote disclosures)

	Three Months Ended			Years Ended
	December 31, 2009	September 30, 2009	December 31, 2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$35,078	$30,958	$29,531	$116,305	$146,033
Cost of net revenues	16,962	15,332	15,397	57,399	79,411

Gross profit	18,116	15,626	14,134	58,906	66,622
Operating expenses:
Research and development	10,912	10,824	12,876	45,161	55,769
Sales and marketing	3,578	3,345	3,672	13,955	16,262
General and administrative	2,825	2,642	2,890	10,868	12,752
Write off of in-process research and development	—	—	—	—	1,300
Amortization of purchased intangibles	—	—	713	16	2,735
Restructuring charges (benefit) (1)	—	70	(19)	2,173	1,259
Impairment of goodwill and intangible assets (2)	—	—	113,193	208	113,193

Total operating expenses	17,315	16,881	133,325	72,381	203,270

Income (loss) from operations	801	(1,255)	(119,191)	(13,475)	(136,648)
Other income, net	27	26	80	142	229

Income (loss) before income taxes	828	(1,229)	(119,111)	(13,333)	(136,419)

Income tax (benefit) provision	(193)	9	(168)	(93)	(49)

Net income (loss) attributable to common stockholders	$1,021	$(1,238)	$(118,943)	$(13,240)	$(136,370)

Net income (loss) per share attributable to common stockholders - basic and diluted	$0.01	$(0.02)	$(1.74)	$(0.19)	$(2.01)

Weighted average number of shares used to compute income (loss) per share attributable to common stockholders - basic	70,820	70,146	68,239	69,834	67,733

Weighted average number of shares used to compute income (loss) per share attributable to common stockholders - diluted	73,142	70,146	68,239	69,834	67,733

(1)	In March 2009, the Company implemented a restructuring plan to improve its operating cost structure which included a reduction-in-force and the closing of its France location and one of its Israel locations. During the three months ended September 30, 2009, the Company recorded restructuring charges of $70,000 related to the restructuring plan. For the year ended December 31, 2009, the total restructuring charges related to the restructuring plan were $2,173,000.

During the three months ended December 31, 2008, the Company recorded restructuring charges of ($19,000) related to the implementation of a restructuring plan to improve its operating cost structure which included a reduction-in-force in August 2008.

During the year ended December 31, 2008, the Company recorded restructuring charges of $1,069,000 related to exiting the lease agreement for the Company’s former headquarters in San Diego, California, as well as related charges for the impairment of property and equipment and other long term assets, and $190,000 related to its August, 2008 restructuring plan.

(2)	During the year ended December 31, 2009, the Company recorded an impairment charge on intangible assets of $208,000. The Company determined that the intangible assets associated with its 2007 acquisition of Arabella Software, Ltd. were fully impaired as the developed technology acquired would no longer be used in its ongoing business operations.

During the year ended December 31, 2008, the Company performed an impairment analysis over goodwill and purchased intangible assets and recorded impairment charges of $88,081,000 and $25,112,000, respectively, as the carrying value of these assets exceeded their respective fair values at December 31, 2008.

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$35,252	$30,071
Marketable securities	—	4,339
Accounts receivable, net	15,468	13,915
Inventory	16,353	18,693
Prepaid expenses and other current assets	3,302	2,785

Total current assets	70,375	69,803
Property and equipment, net	11,581	13,046
Intangible assets, net	1,623	3,469
Other long-term assets	235	284

Total assets	$83,814	$86,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,726	$5,166
Accrued payroll and benefits	3,396	3,498
Accrued expenses and other current liabilities	2,217	2,707
Deferred revenues	174	467

Total current liabilities	11,513	11,838
Stock repurchase liability	345	784
Other long-term liabilities	3,043	3,231
Stockholders’ equity	68,913	70,749

Total liabilities and stockholders’ equity	$83,814	$86,602

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for share information and footnote disclosures)

This press release contains the following non-GAAP financial measures: net income (loss) and net income (loss) per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income (loss) and net income (loss) per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Years Ended
	December 31, 2009	September 30, 2009	December 31, 2008	2009	2008
GAAP net income (loss) attributable to common stockholders	$1,021	$(1,238)	$(118,943)	$(13,240)	$(136,370)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	36	41	78	138	251
Research and development	1,028	1,006	1,627	4,552	7,048
Sales and marketing	353	354	453	1,401	2,334
General and administrative	724	797	875	3,276	3,854

Total stock-based compensation	2,141	2,198	3,033	9,367	13,487
Acquisition-related items:
Amortization of purchased intangible assets:
Cost of net revenues	405	406	1,590	1,622	6,010
Operating expenses	—	—	713	16	2,735
Impairment of goodwill and intangible assets	—	—	113,193	208	113,193
Restructuring charges (benefit)	—	70	(19)	2,173	1,259
Write off of debt issuance costs	—	—	—	—	476
Retention bonuses	—	—	—	—	698
Write off of in-process research and development	—	—	—	—	1,300

Total of non-GAAP adjustments	2,546	2,674	118,510	13,386	139,158

Non-GAAP net income (loss)	$3,567	$1,436	$(433)	$146	$2,788

GAAP weighted average shares (basic)	70,820	70,146	68,239	69,834	67,733
Non-GAAP adjustment for dilutive shares (a)	4,110	4,313	—	2,889	5,010

Non-GAAP weighted average shares (basic and diluted)	74,930	74,459	68,239	72,723	72,743

GAAP net income (loss) per share (basic and diluted)	$0.01	$(0.02)	$(1.74)	$(0.19)	$(2.01)
Non-GAAP adjustments detailed above (a)	0.04	0.04	1.73	0.19	2.05

Non-GAAP net income (loss) per share (basic and diluted)	$0.05	$0.02	$(0.01)	$—	$0.04

(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.